EXHIBIT 1
SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
March 31, 2008
UNAUDITED

	Principal
	Amount or	Fair
	Shares	Value
Common Stocks - 36.53%
Materials and Processing -1.79%
URS Corp (1)	3,466	$113,304
Freeport — McMoran	2,400	230,928
Producer Durables - 2.65%
Thomas & Betts(1)	3,700	134,569
Gardner Denver(1)	5,100	189,210
United Technologies, Corp.	2,700	185,814
Consumer Discretionary -2.70%
McQuarie Infrastructure Company Trust	4,700	136,911
Nike Inc.	3,000	204,000
BJ’s Wholesale Club Inc.(1)	5,000	178,450
Consumer Staples - 3.22%
Colgate-Palmolive Co.	3,200	249,312
General Mills	3,200	191,616
Molson Coors Brewing Co	3,400	178,738
Health Care-1.65%
Pfizer, Inc	6,900	144,417
Universal Health Services	3,200	171,808
Other Energy- 4.14%
Apache Corporation	2,706	326,939
Plains Exploration	4,000	212,560
Arch Coal	5,900	256,650
Integrated Oils - 2.09%
Conoco / Phillips	2,600	198,146
Exxon Mobil Corp	2,400	202,992
Financial Services - 3.78%
Axis Capital Holdings	4,000	135,920
Bank of America Corp	1,800	68,238
Citigroup, Inc.	2,199	47,102
Lazard Ltd.	3,900	148,980
JP Morgan Chase & Co.	3,588	154,105
Willis Group Holdings Ltd.	5,100	171,411
Technology - 6.73%
Automatic Data Processing	4,000	169,560
Harris Corp	3,600	174,708
IBM	1,900	218,766
Microsoft Corp.	6,200	175,956
Oracle Corp.(1)	9,800	191,688
Sybase, Inc.(1)	7,600	199,880
Total Sys Svcs	6,900	163,254
Utilities-3.88%
Exelon Corporation	3,300	268,191
Dominion Resources Inc.	3,700	151,108

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
March 31, 2008
UNAUDITED

	Principal
	Amount or	Fair
	Shares	Value
Common Stocks - 36.53%, continued
Utilities - 3.88% (cont.)
PG & E Corp.	4,500	$165,690
AT & T Inc.	4,200	160,860
Auto & Transportation - 2.02%
Alexander & Baldwin	3,400	146,472
Wabtec Corp.(1)	6,400	241,024
Multi-Sector Companies - 1.88%
General Electric Co	4,700	173,947
ITT Corporation	3,600	186,516

Total Common Stocks (cost $5,937,816)		$7,019,740

Real Estate Investment Trusts -1.59%
Residential-.19%
Equity Residential Property Sh Ben Int	900	$37,341
Retail — .59%
Simon Property Group Inc.	400	37,164
Kimco Realty Corp.	1,000	39,170
Weingarten Realty Investors	1,100	37,884
Healthcare - .21%
Health Care Property Investors, Inc.	1,200	40,572
Industrial/Office - .41%
Boston Properties Inc.	400	36,828
Prologis TR Sh Ben Int	700	41,202
Diversified-.18%
Vornado Realty TR Sh Ben Int	400	34,484

Total Real Estate Investment Trusts (cost $137,586)		$304,645

Preferred Stock - 1.58%
Financial Services
Wells Fargo CAP PFD	6,200	$149,234
Consumer Discretionary
CBS Corp. New 7.25%	6,400	155,072

Total Preferred Stock (cost $317,906)		$304,306

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
March 31, 2008
UNAUDITED

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds — 56.80%
ARKANSAS — .16%
Springdale AK Sales & Use Tax
4.000% due 7/1/16	30,000	$30,165
CALIFORNIA — 1.72%
Long Beach Calif
5.000% due 5/1/13	300,000	329,688
COLORADO — 3.66%
Colorado Ed. & Cultural
6.875% due 12/15/10	250,000	281,623
Colorado Ed. & Cultural
5.250% due 04/01/11	70,000	70,595
Colorado Ed. & Cultural
5.750% due 06/01/11	100,000	109,178
High Plains Met Dist.
4.375% due 12/01/15	240,000	242,184
DISTRICT OF COLUMBIA — 1.38%
Washington DC Convention CTR
5.000% due 10/01/16	250,000	264,898
FLORIDA — .79%
Tampa, FL Rev
5.000% due 04/01/18	145,000	152,305
GEORGIA -2.31%
Fairburn Combined Utilities GA
5.375% due 10/01/13	250,000	271,085
Summerville, GA Pub
5.000% due 01/01/11	75,000	79,961
Valdosta & Lowndnes Cry Hosp.
5.500% due 10/01/14	85,000	92,297
ILLINOIS — 9.75%
Gilberts, IL Spl Svc.
4.250% due 03/01/12	50,000	52,214
Illinois Dev Fin Auth
5.700% due 07/01/12	190,000	197,961
Illinois Fin Auth Rev
4.000% due 07/01/13	200,000	205,690
Illinois Fin Auth Rev
4.500% due 07/01/15	125,000	131,089
Illinois Fin Auth Rev
5.000% due 08/01/16	450,000	487,656
Chicago Housing
5.000% due 07/01/12	200,000	207,820
Illinois Health Fac. Auth
6.000% due 02/15/11	320,000	323,014

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
March 31, 2008
UNAUDITED

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds — 56.80%, continued
ILLINOIS — 9.75% (cont.)
Maywood, IL
5.500% due 01/01/16	250,000	$268,730
INDIANA — 1.32%
Munster, IN
4.300% due 01/15/12	100,000	103,094
Indiana St. Edl Facs
5.400% due 10/01/13	150,000	150,296
LOUISIANA — 4.28%
Louisiana Housing
6.000% due 09/01/15	540,000	556,859
Louisiana St Untld. G.O.
5.000% due 07/15/11	250,000	266,480
MARYLAND — .82%
Baltimore Convention Center
5.000% due 09/01/14	150,000	158,231
MINNESOTA — 5.99%
Marshall MN Med.
5.450% due 11/01/18	250,000	257,178
Minnesota St.
5.000% due 09/15/18	180,000	184,603
Minnesota St. Higher
5.250% due 10/1/19	100,000	105,623
University Minn
5.750% due 7/1/18	400,000	467,504
Woodbury Minn Partn
4.600% due 2/1/26	150,000	135,823
MISSOURI — 2.46%
Clay Cnty Mo Reorg Sch Dist
5.000% due 3/1/15	300,000	329,928
Missouri St. Environmental Impt
5,000% due 1/1/11	135,000	143,635
MONTANA — 1.55%
Montana St. Dept. Transn Rev
5.000% due 6/1/20	285,000	297,346
NORTH DAKOTA — 1.83%
North Dakota St. Bldg. Auth.
5.250% due 12/01/13	330,000	350,717
OKLAHOMA — .55%
Pottawatonie County
5.000% due 09/01/10	100,000	105,308
PENNSYLVANIA — 4.63%
Latrobe IDA St. Vincent
5.375% due 05/01/13	250,000	263,362

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
March 31, 2008
UNAUDITED

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds — 56.80%, continued
PENNSYLVANIA — 4.63% (cont.)
Pennsylvania St. Higher Ed.
4.750% due 08/01/15	250,000	$269,385
Pennsylvania St. Higher Ed.
4.250% due 05/01/13	350,000	357,252
SOUTH DAKOTA — 0.93%
South Dakota St. Health
4.500% due 04/01/12	175,000	179,434
TEXAS — 5.38%
Austin, Tex Pub/Impt
4.750% due 9/1/20	100,000	102,271
Bexar Cnty, TX Hsg. Fin. Corp.
5.625% due 12/01/11	150,000	153,946
Burkburnett Ltd. G.O.
6.000% due 02/15/10	125,000	132,950
Eagle Mtn & Saginaw TX ISD
0.0% due 8/15/19	250,000	149,270
Northside Tex Indpt Sch Dist
5.000% due 2/15/18	125,000	132,210
Tarrant Cnty TX Cultural Ed Facs Fin
5.000% due 11/15/10	100,000	102,182
Temple TX Util. Sys. Rev.
4.250% due 08/01/15	250,000	260,882
UTAH — 1.23%
Salt Lake Cnty Westminster College
4.500% due 10/01/14	230,000	237,029
WASHINGTON — 1.50%
Kent Wash Loc Impt Dist
4.650% due 12/12/19	300,000	288,585
WISCONSIN — 4.55%
Douglas Cnty Wisconsin
5.000% due 2/1/17	250,000	266,127
Wisconsin Health & Ed. Sinai
5.500% due 08/15/08	600,000	607,704

Total Municipal Bonds (cost $10,681,815)		$10,913,367

Total (cost $17,075, 123)		$18,542,058

NOTE: Percentages indicated are based on net assets of $19,214,611 at March 31, 2008.

(1)	Indicates non-income producing security.